UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas 66211
(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On July 10, 2017, YRC Worldwide Inc. (the “Company”) launched an amendment to its Term Loan Credit Agreement (the “Term Loan Agreement”) to extend the maturity date of the term loan up to July 2022 and to incorporate certain other changes based on negotiations with certain large lenders. In connection with preliminary discussions with certain of the lenders, the Company provided these lenders projected financial information for second quarter 2017 and full-year 2017.

For the three months ended June 30, 2017, the Company expects to report consolidated operating revenue of approximately $1.2 billion to $1.3 billion and consolidated operating income of approximately $46 million to $56 million. The Company also expects to report Adjusted EBITDA of approximately $86 million to $96 million.

For full-year 2017, the Company projects consolidated operating revenue of approximately $4.8 billion to $5.0 billion and consolidated operating income of approximately $150 million to $170 million. The Company also projects Adjusted EBITDA of approximately $320 million to $340 million. Investment in capital expenditures and the capital value equivalent of operating leases for revenue equipment is anticipated to equal 6% to 8% of operating revenue in 2017.

Cautionary Statement

Although the second quarter of 2017 ended June 30, 2017, the financial and operational information included in this Item 7.01 is preliminary and reflects management’s estimate of results based on currently available information. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within the Company’s control. Accordingly, you should not place undue reliance upon the preliminary financial and operational information furnished herein.

Non-GAAP Financial Measures

In this Current Report on Form 8-K, the Company refers to certain financial measures that are not prepared in accordance with the United States generally accepted accounting principles (GAAP). Adjusted EBITDA, which is defined as “Consolidated EBITDA” under the Term Loan Agreement, is a non-GAAP measure that reflects Company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusts for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals, restructuring professional fees, nonrecurring consulting fees, expenses associated with certain lump sum payments to the Company’s union employees and gains or losses from permitted dispositions and discontinued operations, among other items, as defined in the Company’s credit facilities. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the Company’s core operating performance. In addition, management uses Adjusted EBITDA to measure compliance with financial covenants in the Company’s credit facilities and to pay certain executive bonus compensation. However, these financial measures should not be construed as better measurements than net income, as defined GAAP.

Adjusted EBITDA has the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, nonrecurring consulting fees, letter of credit fees, service interest or principal payments on our outstanding debt or lump sum payments to the Company’s union employees required under the ratified Memorandum of Understanding;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of the Company’s long-term incentive compensation package, although Adjusted EBITDA excludes employee equity-based compensation expense when presenting the Company’s ongoing operating performance for a particular period; and

•	Other companies in the Company’s industry may calculate Adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.

Because of these limitations, the Company’s non-GAAP measures, including Adjusted EBITDA, should not be considered a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using its non-GAAP measures as secondary measures.

The following table provides a reconciliation of projected operating income to projected Adjusted EBITDA for the three months ending June 30, 2017.

Three Months Ended June 30, 2017

	Low	High
(in thousands)
Reconciliation of projected operating income to projected Adjusted EBITDA:
Operating income	$46,000	$56,000
Depreciation and amortization	38,000	38,000
(Gains)/losses on property disposals, net	(3,000)	(3,000)
Letter of credit expense	1,000	1,000
Equity-based compensation expense	3,000	3,000
Other, net(a)	1,000	1,000

Adjusted EBITDA	$86,000	$96,000

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

The following table provides a reconciliation of projected operating income to projected Adjusted EBITDA for the twelve months ending December 31, 2017.

Twelve Months Ended December 31, 2017

	Low	High
(in thousands)
Reconciliation of projected operating income to projected Adjusted EBITDA:
Operating income	$150,000	$170,000
Depreciation and amortization	152,000	152,000
(Gains)/losses on property disposals, net	1,000	1,000
Letter of credit expense	7,000	7,000
Restructuring professional fees	2,000	2,000
Equity-based compensation expense	7,000	7,000
Other, net(a)	1,000	1,000

Adjusted EBITDA	$320,000	$340,000

(a)	As required under our Term Loan Agreement, Other, net shown above consists of the impact of certain items to be included in Adjusted EBITDA.

Forward-Looking Statements

This Item 7.01 contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements, including the Company’s projected financial performance for second quarter 2017 and full-year 2017, are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation): general economic factors; business risks and increasing costs associated with the transportation industry; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages; increasing pension expense and funding obligations; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Brianne L. Simoneau
Brianne L. Simoneau
Vice President and Controller

Date: July 10, 2017